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                                                                   Exhibit 2.4


                                       FORM OF
                                CERTIFICATE OF MERGER
                                       MERGING
                           WHISTLER ACQUISITION CORPORATION
                                    WITH AND INTO
                                  HEARTSTREAM, INC.

                                     ___________

              Pursuant to Section 251 of the General Corporation Law of
                                the State of Delaware
                                     ___________



     Heartstream, Inc., a Delaware corporation ("Heartstream"), DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST: That Heartstream was incorporated on December 3, 1992 pursuant to the Delaware General Corporation Law (the "Delaware Law"). Whistler Acquisition Corporation ("Merger Sub") was incorporated on December 24, 1997 pursuant to the Delaware Law.

     SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of December 29, 1997, among Hewlett-Packard Company, a California corporation, Merger Sub and Heartstream, setting forth the terms and conditions of the merger of Merger Sub with and into Heartstream (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware Law.

     THIRD: That the name of the surviving corporation (the "Surviving Corporation") shall be Heartstream, Inc.

     FOURTH: From and after the effective time of the Merger, the Certificate of Incorporation of Merger Sub shall continue to be the Certificate of Incorporation of the Surviving Corporation, until amended as provided by the law.

     FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                         Heartstream, Inc.
                         2401 Fourth Avenue, Suite 300
                         Seattle, Washington 98121

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     SIXTH:  That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, Heartstream has caused this Certificate of Merger to be executed in its corporate name as of the ____ day of _____ 1998.

                         Heartstream, Inc.
                         By:
                             -------------------
                             Alan Levy